UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

June 10, 2025

American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211-1198
www.aam.com

Dear AAM Stockholders:

As disclosed in a Current Report on Form 8-K (the “Current Report on Form 8-K”) filed by American Axle & Manufacturing Holdings, Inc. (“AAM”) with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2025, Dowlais Group plc (“Dowlais”), a public limited company incorporated in England and Wales, announced on June 5, 2025 that it acquired, for nil consideration, and immediately cancelled 27,865,471 ordinary shares of 1 pence each in the capital of Dowlais (each, a “Dowlais Share” and, collectively, the “Dowlais Shares”).

The foregoing cancellation of Dowlais Shares (the “Cancellation”) relates to all of the Dowlais Shares previously placed in a trust in connection with the April 2023 demerger of Dowlais from Melrose Industries PLC (“Melrose”), to satisfy the vesting of options over Dowlais Shares granted by Melrose to certain Melrose group employees and executive directors under the Melrose Automotive Share Plan. As previously disclosed in the offer announcement issued by AAM on January 29, 2025 pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers, disclosing the terms of a recommended offer by AAM to acquire the entire issued and to be issued share capital of Dowlais (the “Combination”), in the event of the Cancellation, AAM agreed to increase the cash and share consideration payable per Dowlais Share to reflect the reduced number of Dowlais Shares in issue.

As a result of the Cancellation, the consideration payable per Dowlais Share under the Combination has been increased such that Dowlais shareholders will be entitled to receive, for each Dowlais Share held:

•	0.0881 new AAM Shares; and

•	43 pence in cash.

The increased consideration payable per Dowlais Share by AAM does not increase the total cash consideration payable by AAM nor the total number of new AAM Shares to be issued pursuant to the Combination (other than insignificant changes as a result of rounding).

The Current Report on Form 8-K amends and supplements the information contained in the enclosed proxy statement (the “Proxy Statement”), and the information contained in the Current Report on Form 8-K is incorporated by reference into the enclosed Proxy Statement. The supplemental information in the Current Report on Form 8-K should be read in conjunction with the enclosed Proxy Statement. To the extent that information contained in the Current Report on Form 8-K differs from, or updates information contained in, the enclosed Proxy Statement, the information contained in the Current Report on Form 8-K shall supersede or supplement (as applicable) the applicable information contained in the enclosed Proxy Statement.

AAM STOCKHOLDERS ARE URGED TO READ The Current Report on Form 8-K, THE ENCLOSED PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE enclosed PROXY STATEMENT (IF ANY) CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE COMBINATION AND RELATED MATTERS. AAM Stockholders may obtain free copies of the Current Report on Form 8-K, the enclosed Proxy Statement, and other documents filed by AAM with the SEC at the SEC’s website at https://www.sec.gov. In addition, AAM Stockholders may obtain free copies of the Current Report on Form 8-K, the enclosed Proxy Statement, and other documents filed by AAM with the SEC at https://www.aam.com/investors.

Your vote is very important.